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                                                                  Item 26(n)(ii)
                [letterhead of Sutherland, Asbill & Brennan LLP]




                                 April 19, 2005


Transamerica Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa  52499


Gentlemen:
     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 3 to the Form N-6 registration statement for Transamerica Corporate Separate Account Sixteen (File No. 333-109579). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,
                                        SUTHERLAND ASBILL & BRENNAN LLP



                                        By:  /s/
                                             --------------------------
                                             Frederick R. Bellamy

FRB/amv